SERVICER COMPLIANCE STATEMENT (Item 1123)

Residential Funding Company, LLC

RALI Series 2008-QR1 Trust (the "Issuing Entity")

The undersigned, a duly authorized officer of Residential Funding Company, LLC, as certificate administrator (the "Servicer") pursuant to the Trust Agreement, dated as of February 8, 2008 (as amended from time to time, the "Agreement"), among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee and supplemental interest trust trustee, does hereby certify that:

1.        A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2.            To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 16th day of March 2009.

By:	/s/ Joseph Pensabene
Name: Joseph Pensabene
Title:	Chief Servicing Officer